                                                               EXHIBIT (H)(1)(B)

                                 AMENDMENT NO. 1

                             PARTICIPATION AGREEMENT

         The Participation Agreement (the "Agreement"), dated November 20, 1997, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"), American International Life Assurance Company of New York, a New York life insurance company ("AIG"), and AIG Equity Sales Corp., is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

         WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds);

         WHEREAS, American General Equity Services Corporation ("AGESC") replaced AIG Equity Sales Corp. ("AIG Equity") as the principal underwriter for the Contracts; and

         WHEREAS, the Financial Industry Regulatory Authority has replaced the National Association of Securities Dealers, Inc.

         The Parties hereby agree to amend the Agreement as follows:

         1. All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds).

         2. AGESC is registered as a broker-dealer under the Securities Exchange Act of 1934. All references in the Agreement to AIG Equity are hereby replaced with American General Equity Services Corporation or AGESC, as appropriate.

         3. The New York Stock Exchange and National Association of Securities Dealers, Inc. have been consolidated into a new self-regulatory body called Financial Industry Regulatory Authority. Any and all references to New York Stock Exchange or NYSE and National Association of Securities Dealers, Inc. or NASD in the Agreement shall be changed to Financial Industry Regulatory Authority or FINRA, as appropriate.

         4. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A
                                   ----------

FUNDS AVAILABLE UNDER THE CONTRACTS
-----------------------------------

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS UTILIZING THE FUNDS
-------------------------------------

ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
-----------------------------------------

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: April 30, 2010

                                        AIM VARIABLE INSURANCE FUNDS
                                        (INVESCO VARIABLE INSURANCE FUNDS)


Attest:                                 By:
       -----------------------------           ----------------------------
Name:  Peter Davidson                   Name:  John M. Zerr
Title: Assistant Secretary              Title: Senior Vice President


                                        AMERICAN INTERNATIONAL LIFE
                                        ASSURANCE COMPANY OF NEW YORK


Attest:                                 By:
        -----------------------------         ----------------------------

Name:                                   Name:
        -----------------------------         ----------------------------

Title:                                  Title:
        -----------------------------         ----------------------------


                                        AMERICAN GENERAL EQUITY SERVICES
                                        CORPORATION


Attest:                                 By:
        -----------------------------         ----------------------------

Name:                                   Name:
        -----------------------------         ----------------------------

Title:                                  Title:
        -----------------------------         ----------------------------

                                        2